Exhibit 11

                      W.W. Grainger, Inc. and Subsidiaries
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

                                                       Six Months Ended June 30,
                                                      --------------------------
                                                         1997            1996
                                                      -----------    -----------

Average number of shares outstanding during
  the period ......................................    51,566,836     50,960,103
Common equivalent shares:
  Shares issuable under outstanding options
    which are dilutive ............................     1,595,119      1,507,567
  Shares which could have been purchased based
    upon the average market value for the period ..     1,133,798      1,087,814
                                                     ------------   ------------

                                                          461,321        419,753

Dilutive effect of exercised options prior to being
  exercised .......................................        12,884         19,706
                                                     ------------   ------------

                                                          474,205        439,459
                                                     ------------   ------------

Weighted average number of common and
  common equivalent shares outstanding ............    52,041,041     51,399,562
                                                     ============   ============

Net earnings ......................................  $112,168,000   $ 99,671,000
                                                     ============   ============

Net earnings per common and common
  equivalent share ................................  $       2.16   $       1.94
                                                     ============   ============

Three months ended June 30:

Six months ended June 30, from above ..............  $       2.16   $       1.94

Three months ended March 31, as previously
reported ..........................................          1.03           0.98
                                                     ------------   ------------

Net earnings per common and common equivalent
share for the three months ended June 30 ..........  $       1.13   $       0.96
                                                     ============   ============


Note: The computation of earnings per share assuming full dilution is the same as set forth above.


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